Exhibit 10.24

                       REGENCY HEALTH SERVICES, INC.

                   NON-QUALIFIED STOCK OPTION AGREEMENT

         This Option Agreement is made and entered into by and between REGENCY HEALTH SERVICES, INC., a Delaware corporation (the "Company") and Richard K. Matros ("Employee"), as of the 2nd day of January, 1996 (which date is hereinafter referred to as the "Date of Grant"). If Employee is presently or subsequently becomes employed by a subsidiary of the Company, the term "Company" shall be deemed to refer collectively to Regency Health Services, Inc. and the subsidiary or subsidiaries that employ the Employee.

                            R E C I T A L S

         WHEREAS, the Company has adopted the Regency Health Services, Inc. Long-Term Incentive Plan (the "Plan") as an employee incentive to encourage key employees and the officers of the Company to remain in its employment and to enhance the ability of the Company to attract new employees whose services are considered unusually valuable by providing an opportunity to have a proprietary interest in the success of the Company; and

         WHEREAS,   the  Committee   established   pursuant  to  the  Plan  (the
"Committee") believes that the granting of the Option herein described to Employee is consistent with the stated purposes for which the Plan was adopted;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the Company and Employee agree as follows:

                             A G R E E M E N T

1. Grant of Option. The Company hereby grants to Employee the right and option (hereinafter referred to as the "Option") to purchase an aggregate of Three Hundred Thousand (300,000) shares (such number being subject to adjustment as provided in paragraph 10 hereof and Article 14 of the Plan) of the common stock of Regency Health Services, Inc. (the "Stock") on the terms and conditions herein set forth. This Option may be exercised in whole or in part and from time to time as hereinafter provided.

2. Purchase Price. The price at which Employee shall be entitled to purchase the Stock covered by the Option shall be Ten Dollars and No Cents ($10.00) per share.

3. Term of Option. The Option hereby granted shall be and remain in force and effect for a period of ten (10) years from the Date of Grant, through and including the normal close of business of the Company on January 2, 2006 ("Expiration Date"), subject to earlier termination as provided in paragraphs 7, 8 and 10 hereof.

4. Exercise of Option. The Option may be exercised by Employee in accordance with the vesting schedule set forth in Exhibit "A" hereto as to all or any part of the shares covered hereby by delivery to the Company of written notice of exercise and payment of the purchase price as provided in paragraphs 5 and 6 hereof.

         In the event of a public tender for all or any portion of the Stock of the Company or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for shareholder approval, the Committee may in its sole discretion declare the Option to be immediately exercisable even if the original date for the exercise of the Option, as set forth in the first paragraph of this paragraph 4, has not yet passed.

5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company (the "Effective Date"). The notice shall state Employee's election to exercise the Option, the number of shares in respect of which an election to exercise has been made, the method of payment elected (see paragraph 6 hereof), the exact name or names in which the shares will be registered, and the Social Security number of Employee. Such notice shall be signed by the Employee and shall be accompanied by payment of the purchase price of such shares. In the event the Option shall be exercised by a person or persons other than Employee pursuant to paragraph 8 hereof, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option. All shares delivered by the Company upon exercise of the Option as provided herein shall be fully paid and nonassessable upon delivery.

6. Method of Payment for Options. Payment for shares purchased upon exercise of the Option shall be made by the Participant by having the Company withhold Stock (to the extent that Stock is issued pursuant to the Award) having a Fair Market Value on the date of exercise equal to the total exercise price otherwise due to the company.

7. Termination of Employment. In the event that Employee terminates employment on account of retirement or for any other reason than for cause, then Employee may at any time within three (3) months next succeeding the effective date of termination of employment exercise the Option to the extent that Employee was entitled to exercise the Option at the date of termination, provided that in no event shall the Option, or any part thereof, be exercisable after the Expiration Date.

         If Employee is terminated for cause, the Option shall lapse at the time of such termination of employment.

8. Death of Employee. In the event of the death of Employee within a period during which the Option, or any part thereof, could have been exercised by Employee, including three (3) months after Normal Termination (the "Option Period"), the Option shall lapse unless it is exercised within the Option Period and in no event later than fifteen (15) months after the date of Employee's death by the Employee's legal representative or representatives or by the person or persons entitled to do so under Employee's last will and testament or if the Employee fails to make a testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive such Option under the applicable laws if of descent and distribution. An Option may be exercised following the death of the Employee only if the Option was exercisable by the Employee immediately prior to his death. In no event shall the Option, or any part thereof, be exercisable after the Expiration Date. The Committee shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this paragraph 8 to exercise the Option.

9. Nontransferability. The Option granted by this Option Agreement shall be exercisable only during the term of the Option provided in paragraph 3 hereof and, except as provided in paragraphs 7 and 8 above, only by Employee during his lifetime and while an Employee of the Company. The Option granted by this Option Agreement shall be subject to the restrictions on transfer as set forth in
Section 13.5 of the Plan.

10. Adjustments in Number of Shares and Option Price. In the event a stock dividend is declared upon the Stock, the remaining shares of Stock then subject to this Option shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to the Option.

         Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, the Option granted hereunder shall pertain to and apply to the securities or rights to which a holder of the number of shares of Stock subject to the Option would have been entitled; but a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving or resulting corporation, shall, in the sole discretion of the Committee:

(a) Cause the Option outstanding hereunder to terminate as of the date specified by the Committee, except that the surviving or resulting corporation, in its absolute and uncontrolled discretion, may tender an option or options to purchase its shares or exercise such rights on terms and conditions, both as to the number of shares and rights, and otherwise which shall substantially preserve the rights and benefits of the Option then outstanding hereunder; or

(b) The Committee may give Employee the right to exercise this Option prior to the occurrence of the event otherwise terminating the Option over such period as the Committee, in its sole and absolute discretion, shall determine.

11. Delivery of Shares. No shares of Stock shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Company; and (iv) if required by the Committee, Employee has delivered to the Committee an Investment Letter in form and content satisfactory to the Company as provided in paragraph 12 hereof.

12. Securities Act. The Company shall have the right, but not the obligation, to cause the shares of Stock issuable upon exercise of the Option to be registered under the appropriate rules and regulations of the Securities and Exchange Commission.

         The Company shall not be required to deliver any shares of Stock pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Committee may require that Employee, prior to the issuance of any such shares pursuant to exercise of the Option, sign and deliver to the Company a written statement ("Investment Letter") stating (i) that Employee is purchasing the shares for investment and not with a view to the sale or distribution thereof;
(ii) that Employee will not sell any shares received upon exercise of the Option or any other shares of the Company that Employee may then own or thereafter acquire except either (a) through a broker on a national securities exchange or
(b) with the prior written approval of the Company; and (iii) containing such other terms and conditions as counsel for the Company may reasonable require to assure compliance with the Securities Act of 1933 or other applicable federal or state securities laws and regulations. Such Investment Letter shall be in form and content acceptable to the Committee in its sole discretion.

         If shares of Stock or other securities issuable pursuant to the exercise of the Option have not been registered under the Securities Act of 1933 or other applicable federal or state securities laws or regulations, such shares shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

     "The shares represented by this certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws, and the availability of any exemption or the inapplicability of such securities laws must be established by an opinion of counsel, which opinion and counsel shall both be reasonably satisfactory to the Company."

13. Federal and State Taxes. Upon exercise of the Option, or any part thereof, the Employee may incur certain liabilities for federal, state or local taxes and the Company may be required by law to withhold such taxes for payment to taxing authorities. Upon determination by the Company of the amount of taxes required to be withheld, if any, with respect to the shares to be issued pursuant to the exercise of the Option, Employee shall pay all Federal, state and local tax withholding requirements by having the Company withhold Stock (to the extent that Stock is issued pursuant to the Award) having a Fair Market Value on the date that tax is to be determined equal to the tax otherwise required by the withheld.

14. Definitions; Copy of Plan. To the extent not specifically provided herein, all capitalized terms used in this Option Agreement shall have the same meanings ascribed to them in the Plan. By the execution of this Agreement, Employee acknowledges receipt of a copy of the Plan.

15. Administration. This Option Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Committee with respect thereto and to this Option Agreement shall be final and binding upon Employee and the Company. In the event of any conflict between the terms and conditions of this Option Agreement and the Plan, the provisions of the Plan shall control.

16. Continuation of Employment. This Option Agreement shall not be construed to confer upon Employee any right to continue in the employ of the Company and shall not limit the right of the Company, in its sole discretion, to terminate the employment of Employee at any time.

17. Obligations to Exercise. Employee shall have no obligation to exercise any option granted by this Agreement.

18. Governing Law. This Option Agreement shall be interpreted and administered under the laws of the State of Delaware.

19. Amendments. This Option Agreement may be amended only by a written agreement executed by the Company and Employee. The Company and Employee acknowledge that changes in federal tax laws enacted subsequent to the Date of Grant, and applicable to stock options, may provide for tax benefits to the Company or Employee. In any such event, the Company and Employee agree that this Option Agreement may be amended as necessary to secure for the Company and Employee any benefits that may result from such legislation. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

         IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its officers thereunto duly authorized, and Employee has hereunto set his hand as of the day and year first above written.

"COMPANY"                                    "EMPLOYEE"

REGENCY HEALTH SERVICES, INC.

By:___________________________              _________________________
   Bruce Broussard, Chief                   Richard K. Matros
   Financial Officer

By:___________________________
   David A. Grant, Secretary

                                        EXHIBIT "A"


         Amount Vested and Exercisable                       Vesting Date
         [Accretive, not cumulative]


1.       20,000.............................................January 2, 1997

2.       20,000.............................................January 2, 1998

3.       20,000.............................................January 2, 1999

4.       20,000.............................................January 2, 2000

5.       20,000.............................................January 2, 2001

6.       40,000.............................................January 2, 2002

7.       40,000.............................................January 2, 2003

8.       40,000.............................................January 2, 2004

9.       40,000.............................................January 2, 2005

10.      40,000.............................................July 2, 2005


Notwithstanding   the  foregoing,   the  amounts  vested  shall  be  subject  to
acceleration in accordance with the attached Addendum.

                                                Addendum to Exhibit A
                                             Non-Qualified Stock Option
                                                Dated January 2, 1996
                                                  Richard K. Matros

1. If actual "EVA" (as defined below) for calendar year 1996 equals or exceeds $205,181,000, the Option shall vest and be exercisable as to 43,333 shares on January 2, 1997, in lieu of the amount set forth on line 1 of Exhibit A.

2. If actual EVA for calendar year 1997 equals or exceeds $205,640,000, the Option shall vest and be exercisable as to 43,333 shares on January 2, 1998 in lieu of the amount set forth on line 2 of Exhibit A, but in addition to any Options which otherwise theretofore vested.

3. If actual EVA for calendar year 1998 equals or exceeds $205,765,000, the Option shall vest and be exercisable as to 43,333 shares on January 2, 1998 in lieu of the amount set forth on line 2 of Exhibit A, but in addition to any options which otherwise theretofore vested.

4. If the combined actual EVA for each of the three years 1996, 1997 and 1998, equals or exceeds $616,586,000, the Option shall vest and be exercisable as to 200,000 shares (inclusive of all shares which periodically vested) on January 2, 1999.

5. If combined actual EVA for each of years 1996, 1997 and 1998, equals or exceeds $616,745,000, the Option shall vest and be exercisable as to 250,000 shares (inclusive of all shares which previously vested) on January 2, 1999.

6. If combined actual EVA for each of the years 1996, 1997 and 1998 equals or exceeds $616,903,000, the Option shall vest and be exercisable as to all shares on January 2, 1999.

         Any acceleration of vesting shall be deemed to be pro rata as to all options which otherwise would vest from and after January 2, 2000. For example, if accelerated vesting occurs under paragraph 1 of this Addendum, the additional number of shares that will vest in each of installments 4 and 5 will be 16,667 in lieu of 20,000 [(20,000 - [43,333 - 20,000] (PI) 7)], and 36,667 in lieu of
40,000 for each of installments 6 through 10. If installments 1 and 2 were both accelerated, the number of shares that will vest in each of installments 4 and 5 would be 13,333 in lieu of 20,000 [(20,000 - [86,666 - 40,000] (PI) 7)] and will be 33,333 in lieu of 40,000 for installments 6 through 10.

         As used herein the term "EVA" shall mean an amount of money calculated in accordance with the following formula:

EVA =    (NOPAT - Capital Charges) + (Base Market Value of Equity)

NOPAT =  EBDITA - Cash Taxes - Routine Capital Expenditures - Interest Income

EBDITA = Earnings before depreciation, interest, taxes, amortization and non-recurring charges

Routine Capital Expenditures =      Annual Average Beds X $350 per bed

Capital Charges = After Tax Cost of Capital X Average Capital Employed

Cash Taxes  =  Income  taxes  per  GAAP + Taxes  saved  on
               Interest Expense - Taxes on Interest Income - Tax Loss Carry Forward + Taxes on Nonrecurring losses - Taxes on Non-recurring gains

After Tax  Cost  of   Capital   = (Outstanding Debt/Capitalization X After
                                  tax debt  costs) +  (Market Value of
                                  Equity/Capitalization     X
                                  Equity Cost of Capital)

Average Capital Employed = Average of Capitalization

Outstanding Debt =  Long-Term Debt for borrowed money in  accordance with GAAP -
                    Convertible debentures - Cash Balances

Capitalization =  Market Value of Equity + Outstanding Debt

After tax debt costs =     Weighted Average of (Outstanding Debt X Interest
                           Rate) X (1 - Marginal Tax Rate)

Market Value of Equity =   (No. of Fully Diluted Shares X $11.50 as at 12/31/96;
                           $13.225 as at 12/31/97; and $15.21 at as 12/31/98))

Equity Cost of Capital =   15%

Taxes Saved on Interest Expense =   Marginal tax rate X interest expense

Taxes on Interest Income = Marginal tax rate X interest income

Base Market Value of Equity =       No. of Fully Diluted Shares at 3/31/96 X $10

         Any ambiguity or dispute in connection with calculation of EVA shall be determined in good faith by the Committee.